Exhibit 99.1

Fortune Brands Reports Sales and EPS for Q2; Updates 2014 Annual Outlook; Announces Acquisition and Share Repurchases

Highlights:

  Q2 2014 sales increase 10 percent year-over-year to $1.14 billion with Q2 2014 EPS of $0.55; EPS before charges/gains increase 34 percent to $0.55
  Company narrows range for full-year 2014 outlook for EPS before charges/gains to $1.88 - $1.96 on sales growth of 9-11 percent
  Company announces acquisition of Sentry Safe and year-to-date share repurchases of approximately $375 million

DEERFIELD, Ill.--(BUSINESS WIRE)--July 30, 2014--Fortune Brands Home & Security, Inc. (NYSE: FBHS), an industry-leading home and security products company, today announced second quarter 2014 results and updated its 2014 annual outlook for sales and earnings per share. The Company also announced value-enhancing activities that include an acquisition and year-to-date share repurchases.

“Our teams executed well, delivering a solid second quarter as consumer traffic is increasing and demand gradually improved from the soft start to the year,” said Chris Klein, chief executive officer, Fortune Brands. “We continue to gain share and remain on track to deliver strong growth this year.”

Second Quarter 2014

For the second quarter of 2014, sales were $1.14 billion, an increase of 10 percent over the second quarter of 2013. Earnings per share were $0.55, compared to $0.37 in the prior-year quarter. EPS before charges/gains were $0.55, compared to $0.41 the same quarter last year. Operating income was $136.6 million, compared to $106.5 million in the prior-year quarter. Operating income before charges/gains was $136.8 million, compared to $107.2 million the same quarter last year.

“Sales increased 10 percent for the total company and 12 percent for our combined home segments in the second quarter. Importantly, total company operating income before charges/gains increased 28 percent,” Klein said.

For each segment in the second quarter of 2014, compared to the prior-year quarter:

  Kitchen & Bath Cabinetry sales were up 19 percent. Sales included strong increases in the dealer channel from continued share gains and strength in repair and remodel volume and mix. Operating income before charges/gains increased 31 percent to $46 million.
  Plumbing & Accessories sales increased 5 percent, led by growth in the U.S. wholesale channel and international. Operating income before charges/gains increased 26 percent.
  Advanced Material Windows & Door Systems sales were up 9 percent. Entry doors sales were up 11 percent and windows sales were up 7 percent to the prior year. Operating income before charges/gains for the segment increased 53 percent.
  Security & Storage sales decreased 5 percent. Within the segment, security sales increased 1 percent and tool storage sales decreased 21 percent, which resulted in lower operating income before charges/gains.

“We also continued to invest in incremental capacity to support sales growth to approximately $6 billion over the next 3+ years,” said Lee Wyatt, chief financial officer. “In the second quarter of 2014, we made investments of 2 cents primarily for expenses related to planning, designing and the early stages of implementing incremental capacity in the cabinetry and plumbing segments.”

Value Enhancing Actions

The Company reinforced its commitment to maximize shareholder value by deploying free cash flow and adding debt leverage to drive incremental growth.

The Company announced today that it has acquired Sentry Safe, the leading manufacturer of personal safes with estimated annual sales of $150 million. The transaction closed on July 29, 2014 for $117.5 million and was funded from the Company's existing credit facilities. Sentry Safe will become part of Master Lock.

“Sentry Safe’s global brand strength in the adjacent personal safe market enables Master Lock to broaden its product offerings and leverage its iconic brand worldwide," said Klein. “Both companies hold similar competitive advantages in their markets and produce products that protect people’s most valuable assets. I am excited about the growth opportunities we will now have together to drive innovation, leverage global distribution and expand channels.”

Master Lock and Sentry Safe have leading market positions and strong consumer brands. Master Lock is the number one padlock brand in North America. Sentry Safe is the leading North American brand of security safes and other protective containers for residential and light commercial markets. Sentry Safe is headquartered in Rochester, New York and has approximately 500 associates, with manufacturing facilities in Rochester, New York and Cannelton, Indiana.

Additionally, the Company also disclosed that share repurchases in 2014 now total approximately $375 million, leaving approximately $112 million remaining under its share repurchase authorization.

“In addition to continuing our organic growth, we are sharply focused on driving incremental shareholder value with our cash flow and balance sheet,” said Lee Wyatt, chief financial officer. “Our dividend reflects our confidence in ongoing cash flows, the increased pace of opportunistic share repurchases demonstrates our commitment to be efficient with cash in value-creating ways, and we believe the acquisition of Sentry Safe will position us to further increase operating results in 2015.”

Company Updates Annual Outlook for 2014

The Company’s 2014 annual outlook is based on a U.S. home products market growth assumption of 6 to 8 percent. Based on the Company’s expectation to continue outperforming the market and the benefit from the Sentry Safe acquisition, the Company expects full-year 2014 net sales to increase 9 to 11 percent.

The Company expects diluted EPS before charges/gains to be in the range of $1.88 to $1.96. This targeted range compares to 2013 diluted EPS before charges/gains of $1.50.

The Company’s annual outlook includes both the impact of its recent acquisition of Sentry Safe and the impact of share repurchases.

“We have seen a gradual improvement in the pace of new construction and consumer spending,” said Klein. “However, our updated 2014 annual outlook for the home products market now reflects less growth in the second half of 2014 than we last estimated. Still, we remain on track to deliver strong growth this year and are well-positioned for accelerating growth in 2015.”

The Company continues to expect to generate $225 million to $250 million in free cash flow in 2014. The expected free cash flow is net of anticipated capital expenditures of $130 million to $140 million, as the Company invests in incremental capacity and infrastructure to support multi-year growth.

About Fortune Brands

Fortune Brands Home & Security, Inc. (NYSE: FBHS), headquartered in Deerfield, Ill., creates products and services that help fulfill the dreams of homeowners and help people feel more secure. The Company’s trusted brands include Master Lock and Sentry Safe security products, MasterBrand cabinets, Moen faucets, Simonton windows and Therma-Tru entry door systems. Fortune Brands holds market leadership positions in all of its segments. Fortune Brands is part of the S&P MidCap 400 Index. For more information, please visit www.FBHS.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains certain “forward-looking statements” regarding business strategies, market potential, future financial performance, the potential of our categories and brands, the effects of the Sentry Safe acquisition and other matters. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “outlook,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements. Our actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including but not limited to: (i) our reliance on the North American home improvement, repair and new home construction activity levels, (ii) the North American and global economies, (iii) risk associated with entering into potential strategic acquisitions and integrating acquired companies, (iv) our ability to remain competitive, innovative and protect our intellectual property, (v) our reliance on key customers and suppliers, (vi) the cost and availability associated with our supply chains and the availability of raw materials, (vii) risk of increases in our postretirement benefit-related costs and funding requirements, (viii) compliance with tax, environmental and federal, state, and international laws and industry regulatory standards, and (ix) the risk of doing business internationally. These and other factors are discussed in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission. In addition, this press release contains forward-looking statements that involve risk and uncertainties associated with the transaction to acquire Sentry Safe, including the effects of the announcement of the transaction on Sentry Safe and the Company’s other businesses, the risk that the Company will not realize the anticipated benefits of the transaction, and other factors beyond the Company’s control. The forward-looking statements included in this release are made as of the date hereof, and except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date hereof.

Use of Non-GAAP Financial Information

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as diluted earnings per share before charges/gains, operating income before charges/gains and free cash flow. These measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliations of these measures to the most closely comparable GAAP measures, and reasons for the Company’s use of these measures, are presented in the attached pages.

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2014	2013	% Change	2014	2013	% Change
Net Sales (GAAP)
Kitchen & Bath Cabinetry	$467.9	$392.4	19	$878.8	$737.7	19
Plumbing & Accessories	340.1	322.6	5	650.0	631.5	3
Advanced Material Windows & Door Systems	192.9	176.5	9	322.9	300.7	7
Security & Storage	141.3	148.9	(5)	256.7	260.5	(1)
Total Net Sales	$1,142.2	$1,040.4	10	$2,108.4	$1,930.4	9

Operating Income Before Charges/Gains (a)
Kitchen & Bath Cabinetry	$46.3	$35.3	31	$66.3	$50.2	32
Plumbing & Accessories	69.9	55.3	26	125.3	110.3	14
Advanced Material Windows & Door Systems	15.1	9.9	53	7.4	2.0	270
Security & Storage	19.8	26.3	(25)	31.8	38.6	(18)
Corporate Expenses	(14.3)	(19.6)	27	(28.9)	(31.5)	8
Total Operating Income Before Charges/Gains	$136.8	$107.2	28	$201.9	$169.6	19

Earnings Per Share Before Charges/Gains (b)
Diluted	$0.55	$0.41	34	$0.80	$0.65	23

EBITDA Before Charges/Gains (c)	$160.1	$128.4	25	$249.2	$212.9	17

(a) (b) (c) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED BALANCE SHEET (GAAP)
(In millions)
(Unaudited)

	June 30,	December 31,
	2014	2013

Assets
Current assets
Cash and cash equivalents	$145.0	$241.4
Accounts receivable, net	535.3	477.1
Inventories	521.2	471.6
Other current assets	135.6	137.3
Total current assets	1,337.1	1,327.4

Property, plant and equipment, net	540.2	534.4
Goodwill	1,520.6	1,519.9
Other intangible assets, net of accumulated amortization	744.2	752.9
Other assets	48.0	43.5
Total assets	$4,190.1	$4,178.1

Liabilities and Equity
Current liabilities
Notes payable to banks	$10.1	$6.0
Accounts payable	337.7	343.8
Other current liabilities	297.1	388.9
Total current liabilities	644.9	738.7

Long-term debt	595.0	350.0
Deferred income taxes	243.4	245.8
Other non-current liabilities	175.2	190.5
Total liabilities	1,658.5	1,525.0

Stockholders' equity	2,528.6	2,649.4
Noncontrolling interests	3.0	3.7
Total equity	2,531.6	2,653.1
Total liabilities and equity	$4,190.1	$4,178.1

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Six Months Ended June 30,
	2014	2013
Operating Activities
Net income	$134.8	$101.7
Depreciation and amortization	47.6	42.8
Asset impairment charge	-	6.2
Recognition of actuarial losses	0.6	5.4
Deferred taxes	6.6	4.9
Other noncash items	16.2	13.8
Changes in assets and liabilities, net	(236.5)	(128.9)
Net cash (used in) provided by operating activities	$(30.7)	$45.9

Investing Activities
Capital expenditures, net of proceeds from asset sales	$(47.5)	$(30.9)
Cost of acquisition, net of cash	-	(299.4)
Net cash used in investing activities	$(47.5)	$(330.3)

Financing Activities
Increase in debt, net	$248.9	$61.1
Proceeds from the exercise of stock options	11.0	28.8
Treasury stock purchases	(255.0)	(13.5)
Dividends to stockholders	(39.5)	(16.5)
All other, net	17.5	12.0
Net cash (used in) provided by financing activities	$(17.1)	$71.9

Effect of foreign exchange rate changes on cash	(1.1)	0.1

Net decrease in cash and cash equivalents	$(96.4)	$(212.4)
Cash and cash equivalents at beginning of period	241.4	336.0
Cash and cash equivalents at end of period	$145.0	$123.6

FREE CASH FLOW	Six Months Ended June 30,		2014 Full Year
	2014	2013	Approximation

Free Cash Flow*	$(67.2)	$43.8	$225.0 - 250.0
Add:
Capital expenditures	47.6	31.2	130.0 - 140.0
Less:
Proceeds from the sale of assets	0.1	0.3	-
Proceeds from the exercise of stock options	11.0	28.8	20.0
Cash Flow From Operations (GAAP)	$(30.7)	$45.9	$335.0 - 370.0

* Free cash flow is cash flow from operations calculated in accordance with GAAP less net capital expenditures (capital expenditures less proceeds from the sale of assets including property, plant and equipment) plus proceeds from the exercise of stock options. Free cash flow does not include adjustments for certain non-discretionary cash flows such as mandatory debt repayments. Free cash flow is a measure not derived in accordance with GAAP. Management believes that free cash flow provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions, repay debt and related interest, pay dividends and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
CONSOLIDATED STATEMENT OF INCOME (GAAP)
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2014	2013	% Change	2014	2013	% Change

Net Sales	$1,142.2	$1,040.4	10	$2,108.4	$1,930.4	9

Cost of products sold	741.8	663.4	12	1,393.3	1,253.2	11

Selling, general
and administrative expenses	259.0	267.7	(3)	505.3	507.8	(0)

Amortization of intangible assets	4.0	2.5	60	8.0	5.1	57

Restructuring charges	0.8	0.3	167	3.1	1.2	158

Operating Income	136.6	106.5	28	198.7	163.1	22

Interest expense	2.1	1.7	24	4.0	3.4	18

Other expense, net	0.8	6.1	(87)	0.3	5.9	(95)

Income before income taxes	133.7	98.7	35	194.4	153.8	26

Income taxes	40.1	34.5	16	59.6	52.1	14

Net Income	$93.6	$64.2	46	$134.8	$101.7	33

Less: Noncontrolling interests	0.3	0.2	50	0.7	0.4	75

Net Income attributable to
Fortune Brands Home & Security	$93.3	$64.0	46	$134.1	$101.3	32

Earnings Per Common Share, Diluted:
Net Income	$0.55	$0.37	49	$0.79	$0.59	34

Diluted Average Shares Outstanding	168.7	171.3	(1)	170.0	170.8	(0)

DILUTED EPS BEFORE CHARGES/GAINS RECONCILIATION

For the second quarter of 2014, diluted EPS before charges/gains is net income calculated on a diluted per-share basis excluding $0.2 million of net restructuring and other charges ($0.4 million after tax benefit).

For six months ended June 30, 2014, diluted EPS before charges/gains is net income calculated on a diluted per-share basis excluding $2.6 million ($1.1 million after tax or $0.01 per diluted share) of restructuring and other charges and the impact of expense from actuarial losses associated with our defined benefit plan of $0.6 million ($0.4 million after tax).

For the second quarter of 2013, diluted EPS before charges/gains is net income calculated on a diluted per-share basis excluding the impact of expense from actuarial losses associated with our defined benefit plans of $0.7 million ($0.4 million after tax) and an asset impairment charge of $6.2 million ($0.04 per diluted share) pertaining to a cost method investment.

For six months ended June 30, 2013, diluted EPS before charges/gains is net income calculated on a diluted per-share basis excluding $1.2 million ($0.8 million after tax) of restructuring and other charges, an asset impairment charge of $6.2 million ($0.04 per diluted share) pertaining to a cost method investment and the impact of expense from actuarial losses associated with our defined benefit plan of $5.3 million ($3.5 million after tax or $0.02 per diluted share).

	Three Months Ended June 30,			Six Months Ended June 30,
	2014	2013	% Change	2014	2013	% Change

Earnings Per Common Share - Diluted
Diluted EPS Before Charges/Gains (b)	$0.55	$0.41	34	$0.80	$0.65	23

Restructuring and other charges	-	-	-	(0.01)	-	-
Asset impairment charge	-	(0.04)	100	-	(0.04)	100
Defined benefit plan actuarial losses	-	-	-	-	(0.02)	100

Diluted EPS (GAAP)	$0.55	$0.37	49	$0.79	$0.59	34

RECONCILIATION OF FULL YEAR 2014 EARNINGS GUIDANCE TO GAAP

For the full year, the Company is targeting diluted EPS before charges/gains to be in the range of $1.88 to $1.96 per share. On a GAAP basis, the Company is targeting diluted EPS to be in the range of $1.85 to $1.93 per share. The Company's GAAP basis EPS range assumes the Company incurs no additional actuarial gains or losses associated with its defined benefit plans.

(b) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
RECONCILIATION OF FULL YEAR 2013 DILUTED EPS BEFORE CHARGES/GAINS TO GAAP DILUTED EPS
(unaudited)

For the twelve months ended
December 31, 2013

Diluted EPS before charges/gains - full year	$1.50

Diluted EPS before charges/gains*	$1.50
Restructuring and other charges	(0.02)
Asset impairment charges	(0.12)
Defined benefit plan actuarial losses	(0.02)

Diluted EPS (GAAP)	$1.34

* For the year ended December 31, 2013, diluted EPS before charges/gains is net income calculated on a diluted per-share basis excluding $5.1 million ($3.6 million after tax or $0.02 per diluted share) of restructuring and other charges, asset impairment charges of $27.4 million ($20.0 million after tax or $0.12 per diluted share) and the impact of expense from actuarial losses associated with our defined benefit plans of $5.1 million ($3.3 million after tax or $0.02 per diluted share). Diluted EPS before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the Company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions)
(Unaudited)

RECONCILIATION OF GAAP NET INCOME TO EBITDA BEFORE CHARGES/GAINS

	Three Months Ended June 30,			Six Months Ended June 30,
	2014	2013	% Change	2014	2013	% Change

Net Income	$93.6	$64.2	46	$134.8	$101.7	33

Depreciation*	$20.1	$18.6	8	$39.6	$37.9	4
Amortization of intangible assets	4.0	2.5	60	8.0	5.1	57
Restructuring and other charges	0.2	-	100	2.6	1.2	117
Interest expense	2.1	1.7	24	4.0	3.4	18
Asset impairment charge	-	6.2	(100)	-	6.2	(100)
Defined benefit plan actuarial losses	-	0.7	(100)	0.6	5.3	(89)
Income taxes	40.1	34.5	16	59.6	52.1	14

EBITDA BEFORE CHARGES/GAINS (c)	$160.1	$128.4	25	$249.2	$212.9	17

*Depreciation excludes accelerated depreciation of ($0.2) million for the three and six months ended June 30, 2013. Accelerated depreciation is included in restructuring and other charges.

(c) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
Reconciliation of Income Statement - GAAP to Before Charges/Gains Information
Three Months Ended June 30,
$ in millions, except per share amounts
(unaudited)

		Before Charges/Gains adjustments

		Restructuring	Defined benefit	Asset	Before
	GAAP	and other	plan actuarial	impairment	Charges/Gains
	(unaudited)	charges	losses	charge	(Non-GAAP)

2014	SECOND QUARTER

Net Sales	$1,142.2	-	-	-

Cost of products sold	741.8	0.6	-	-
Selling, general & administrative expenses	259.0	-	-	-
Amortization of intangible assets	4.0	-	-	-
Restructuring charges	0.8	(0.8)	-	-

Operating Income	136.6	0.2	-	-	136.8

Interest expense	2.1	-	-	-
Other expense, net	0.8	-	-	-
Income before income taxes	133.7	0.2	-	-	133.9

Income taxes	40.1	0.6	-	-

Net Income	$93.6	(0.4)	-	-	$93.2

Less: Noncontrolling interests	0.3	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$93.3	(0.4)	-	-	$92.9

Diluted Average Shares Outstanding	168.7				168.7

Diluted EPS	0.55				0.55

2013

Net Sales	$1,040.4	-	-	-

Cost of products sold	663.4	0.3	(0.3)	-
Selling, general & administrative expenses	267.7	-	(0.4)	-
Amortization of intangible assets	2.5	-	-	-
Restructuring charges	0.3	(0.3)	-	-

Operating Income	106.5	-	0.7	-	107.2

Interest expense	1.7	-	-	-
Other expense, net	6.1	-	-	(6.2)
Income before income taxes	98.7	-	0.7	6.2	105.6

Income taxes	34.5	-	0.3	-

Net Income	$64.2	-	0.4	6.2	$70.8

Less: Noncontrolling interests	0.2	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$64.0	-	0.4	6.2	$70.6

Diluted Average Shares Outstanding	171.3				171.3

Diluted EPS	0.37				0.41

FORTUNE BRANDS HOME & SECURITY, INC.
Reconciliation of Income Statement - GAAP to Before Charges/Gains Information
Six Months Ended June 30,
$ in millions, except per share amounts
(unaudited)

		Before Charges/Gains adjustments

		Restructuring	Defined benefit	Asset	Before
	GAAP	and other	plan actuarial	impairment	Charges/Gains
	(unaudited)	charges	losses	charge	(Non-GAAP)

2014	YEAR TO DATE

Net Sales	$2,108.4	-	-	-

Cost of products sold	1,393.3	0.5	(0.6)	-
Selling, general & administrative expenses	505.3	-	-	-
Amortization of intangible assets	8.0	-	-	-
Restructuring charges	3.1	(3.1)	-	-

Operating Income	198.7	2.6	0.6	-	201.9

Interest expense	4.0	-	-	-
Other expense, net	0.3	-	-	-
Income before income taxes	194.4	2.6	0.6	-	197.6

Income taxes	59.6	1.5	0.2	-

Net Income	$134.8	1.1	0.4	-	$136.3

Less: Noncontrolling interests	0.7	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$134.1	1.1	0.4	-	$135.6

Diluted Average Shares Outstanding	170.0				170.0

Diluted EPS	0.79				0.80

2013

Net Sales	1,930.4	-	-	-

Cost of products sold	1,253.2	-	(3.3)	-
Selling, general & administrative expenses	507.8	-	(2.0)	-
Amortization of intangible assets	5.1	-	-	-
Restructuring charges	1.2	(1.2)	-	-

Operating Income	163.1	1.2	5.3	-	169.6

Interest expense	3.4	-	-	-
Other expense, net	5.9	-	-	(6.2)
Income before income taxes	153.8	1.2	5.3	6.2	166.5

Income taxes	52.1	0.4	1.8	-

Net Income	$101.7	0.8	3.5	6.2	$112.2

Less: Noncontrolling interests	0.4	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$101.3	0.8	3.5	6.2	$111.8

Diluted Average Shares Outstanding	170.8				170.8

Diluted EPS	0.59				0.65

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2014	2013	% Change	2014	2013	% Change
Net Sales (GAAP)
Kitchen & Bath Cabinetry	$467.9	$392.4	19	$878.8	$737.7	19
Plumbing & Accessories	340.1	322.6	5	650.0	631.5	3
Advanced Material Windows & Door Systems	192.9	176.5	9	322.9	300.7	7
Security & Storage	141.3	148.9	(5)	256.7	260.5	(1)
Total Net Sales	$1,142.2	$1,040.4	10	$2,108.4	$1,930.4	9

Operating Income
Kitchen & Bath Cabinetry	$46.1	$35.4	30	$66.0	$49.7	33
Plumbing & Accessories	71.5	55.3	29	126.8	110.3	15
Advanced Material Windows & Door Systems	15.1	9.8	54	7.4	1.3	469
Security & Storage	19.8	26.3	(25)	29.6	38.6	(23)
Corporate Expenses (1)	(15.9)	(20.3)	22	(31.1)	(36.8)	15
Total Operating Income (GAAP)	$136.6	$106.5	28	$198.7	$163.1	22

OPERATING INCOME BEFORE CHARGES/GAINS RECONCILIATION

Operating Income Before Charges/Gains (a)
Kitchen & Bath Cabinetry	$46.3	$35.3	31	$66.3	$50.2	32
Plumbing & Accessories	69.9	55.3	26	125.3	110.3	14
Advanced Material Windows & Door Systems	15.1	9.9	53	7.4	2.0	270
Security & Storage	19.8	26.3	(25)	31.8	38.6	(18)
Corporate Expenses	(14.3)	(19.6)	27	(28.9)	(31.5)	8

Total Operating Income Before Charges/Gains (a)	136.8	107.2	28	201.9	169.6	19
Restructuring and other charges (2) (4)	(0.2)	-	(100)	(2.6)	(1.2)	(117)
Defined benefit plan actuarial losses (3)	-	(0.7)	100	(0.6)	(5.3)	89
Total Operating Income (GAAP)	$136.6	$106.5	28	$198.7	$163.1	22

(1) Corporate expenses include the components of defined benefit plan expense other than service cost including actuarial gains and losses.

(2) Restructuring charges are costs incurred to implement significant cost reduction initiatives and include workforce reduction costs.

(3) Represents actuarial gains or losses associated with our defined benefit plans. Actuarial gains or losses in a period represent the difference between actual and actuarially assumed experience, principally related to liability discount rates and plan asset returns, as well as other actuarial assumptions including compensation rates, turnover rates, and health care cost trend rates. The Company recognizes actuarial gains or losses immediately in operating income to the extent they cumulatively exceed a “corridor.” The corridor is equal to the greater of 10% of the fair value of plan assets or 10% of a plan’s projected benefit obligation. Actuarial gains or losses are determined at required remeasurement dates which occur at least annually in the fourth quarter. Remeasurements due to plan amendments and settlements may also occur in interim periods during the year. Our operating income before charges/gains reflects our expected rate of return on pension plan assets which in a given period may materially differ from our actual return on plan assets. Our liability discount rates and plan asset returns are based upon difficult to predict fluctuations in global bond and equity markets that are not directly related to the Company’s business. We believe that the exclusion of actuarial gains or losses from operating income before charges/gains provides investors with useful supplemental information regarding the underlying performance of the business from period to period that may be considered in conjunction with our operating income as measured on a GAAP basis. We present this supplemental information because such actuarial gains or losses may create volatility in our operating income that does not necessarily have an immediate corresponding impact on operating cash flow or the actual compensation and benefits provided to our employees. The table below sets forth additional supplemental information on the Company’s historical actual and expected rate of return on plan assets, as well as discount rates used to value its defined benefit obligations:

($ In millions)
	Year Ended			Year Ended
	December 31, 2013			December 31, 2012
Actual return on plan assets	%	$		%	$
Expected return on plan assets	15.2%	$74.6		14.5%	$63.7
Discount rate at December 31:	7.8%	41.8		7.8%	36.8
Pension benefits
Postretirement benefits	5.0%			4.2%
	4.3%			3.7%

(4) Other charges which were recorded in cost of products sold represent charges or gains directly related to restructuring initiatives that cannot be reported as restructuring under GAAP. Such charges or gains may include losses on disposal of inventories, trade receivables allowances from exiting product lines, accelerated depreciation resulting from the closure of facilities and gains or losses associated with the sale of closed facilities.

(a) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
RECONCILIATION OF SEGMENT OPERATING INCOME BEFORE CHARGES/GAINS TO GAAP OPERATING INCOME
(In millions)
(unaudited)

	For the three month period ended				For the six month period ended
	June 30, 2014	June 30, 2013	$ change	% change	June 30, 2014	June 30, 2013	$ change	% change
KITCHEN & BATH CABINETRY
Operating income before charges/gains(a)	$46.3	$35.3	$11.0	31	$66.3	$50.2	$16.1	32
Restructuring charges (1)	(0.2)	(0.2)	-	-	(0.3)	(0.5)	0.2	40
Other charges (2)
Cost of products sold	-	0.3	(0.3)	(100)	-	-	-	-
Operating income (GAAP)	$46.1	$35.4	$10.7	30	$66.0	$49.7	$16.3	33

PLUMBING & ACCESSORIES
Operating income before charges/gains(a)	$69.9	$55.3	$14.6	26	$125.3	$110.3	$15.0	14
Restructuring charges (1)	1.0	-	1.0	100	0.9	-	0.9	100
Other charges (2)
Cost of products sold	0.6	-	0.6	100	0.6	-	0.6	100
Operating income (GAAP)	$71.5	$55.3	$16.2	29	$126.8	$110.3	$16.5	15

ADVANCED MATERIAL WINDOWS & DOOR SYSTEMS
Operating income before charges/gains(a)	$15.1	$9.9	$5.2	53	$7.4	$2.0	$5.4	270
Restructuring charges (1)	-	(0.1)	0.1	100	-	(0.7)	0.7	100
Operating income (GAAP)	$15.1	$9.8	$5.3	54	$7.4	$1.3	$6.1	469

SECURITY & STORAGE
Operating income before charges/gains(a)	$19.8	$26.3	$(6.5)	(25)	$31.8	$38.6	$(6.8)	(18)
Restructuring charges (1)	-	-	-	-	(2.1)	-	(2.1)	(100)
Other charges (2)
Cost of products sold	-	-	-	-	(0.1)	-	(0.1)	(100)
Operating income (GAAP)	$19.8	$26.3	$(6.5)	(25)	$29.6	$38.6	$(9.0)	(23)

(1) Restructuring charges are costs incurred to implement significant cost reduction initiatives and include workforce reduction costs.

(2) Other charges which were recorded in cost of products sold represent charges or gains directly related to restructuring initiatives that cannot be reported as restructuring under GAAP. Such charges or gains may include losses on disposal of inventories, trade receivables allowances from exiting product lines, accelerated depreciation resulting from the closure of facilities and gains or losses associated with the sale of closed facilities.

(a) For definitions of Non-GAAP measures, see Definitions of Terms page

Definitions of Terms: Non-GAAP Measures

(a) Operating income before charges/gains is operating income derived in accordance with U.S. generally accepted accounting principles ("GAAP") excluding restructuring and other charges and the impact of income and expense from actuarial gains or losses associated with our defined benefit plans. Operating income before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by FBHS and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(b) Diluted EPS before charges/gains is net income calculated on a diluted per-share basis excluding restructuring and other charges, an asset impairment charge pertaining to a cost method investment and the impact of income and expense from actuarial gains or losses associated with our defined benefit plans. Diluted EPS before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the Company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(c) EBITDA before charges/gains is net income derived in accordance with GAAP excluding restructuring and other charges, an asset impairment charge pertaining to a cost method investment, the impact of income and expense from actuarial gains or losses associated with our defined benefit plans, depreciation, amortization of intangible assets, interest expense, and income taxes. EBITDA before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to assess returns generated by FBHS. Management believes this measure provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions and repay debt and related interest. This measure may be inconsistent with similar measures presented by other companies.

CONTACT:
Fortune Brands Home & Security, Inc.
Investor and Media Contact:
Brian Lantz, 847-484-4574
brian.lantz@FBHS.com